UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

__________________________________

Date of Report (Date of earliest event reported):  December 20, 2013

          PLUG POWER INC.
(Exact name of registrant as specified in charter)

Delaware	1-34392	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York  12110
(Address of Principal Executive Offices)  (Zip Code)

(518) 782-7700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      □   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      □   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      □   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      □   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 19, 2013, Plug Power Inc. (the “Company”) received a letter from the staff of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company has regained compliance with Nasdaq’s minimum bid price rule for continued listing set forth in Nasdaq Listing Rule 5550(a)(2).  The Company satisfied the terms of the Nasdaq Listing Qualifications Panel by complying with the minimum bid price requirement of $1.00 per share and all other applicable requirements for continued listing on The Nasdaq Capital Market. Accordingly, Nasdaq advised that the matter is now closed.

On December 20, 2013, the Company issued a press release announcing that it had received the letter described above.  The full text of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

99.1	Press Release of Plug Power Inc. dated December 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.
Date: December 20, 2013	By: /s/ Andrew Marsh
Andrew Marsh
Chief Executive Officer